Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                                   ANSYS, INC.

             (Exact name of registrant as specified in its charter)

               Delaware                                   04-3219960
     (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                Identification No.)

    275 Technology Drive-Southpointe
      Canonsburg, Pennsylvania                              15317
(Address of principal executive offices)                  (Zip Code)

                        1996 STOCK OPTION AND GRANT PLAN
                            (Full title of the plan)

                              James E. Cashman III
                      President and Chief Executive Officer
                                   ANSYS, Inc.
                        275 Technology Drive-Southpointe
                         Canonsburg, Pennsylvania 15317
                     (Name and address of agent for service)

                                 (724) 514-3064
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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

========================================================================================================
       Title of                                 Proposed maximum     Proposed maximum     Amount of
      securities             Amount to be        offering price          aggregate       registration
   to be registered          registered(1)         per share(2)       offering price          fee
--------------------------------------------------------------------------------------------------------
Common Stock, par value     1,100,000 shares          $39.11            $43,021,000       $3,480.40
$.01 per share

========================================================================================================

         (1) This Registration Statement also relates to such indeterminate number of additional shares of ANSYS, Inc. Common Stock as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock or other similar event

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of ANSYS, Inc. on November 24, 2003 as reported on the Nasdaq National Market.

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


         The earlier Registration Statements on Form S-8 filed by ANSYS, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on July 23, 1996 (File No. 333-08613), pertaining to the Registrant's 1996 Stock Option and Grant Plan and Employee Stock Purchase Plan, July 17, 1998 (File No. 333-08613), pertaining to the Registrant's 1996 Stock Option and Grant Plan, and September 17, 2001 (File No. 333-69506), pertaining to the Registrant's 1996 Stock Option and Grant Plan, are hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

      Exhibit No.                         Description
      -----------                         -----------

         5.1 Opinion of David Secunda, Esq., regarding the legality of the securities registered hereunder.

         23.1            Consent of Deloitte & Touche LLP.

         23.2            Consent of PricewaterhouseCoopers LLP

         23.3 Consent of David Secunda, Esq. (included in the Opinion filed as Exhibit 5.1).

         23.4            Deloitte & Touche LLP Awareness Letter.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Pennsylvania, on this 25th day of November, 2003.

                                      ANSYS, INC.


                                      By: /s/ James E. Cashman III
                                          --------------------------
                                          James E. Cashman III
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ANSYS, Inc. hereby constitutes and appoints James E. Cashman III and Maria T. Shields, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


         Signature                           Capacity                               Date
         ---------                           --------                               ----
/s/ James E. Cashman III         President and Chief Executive                November 25, 2003
------------------------         Officer (Principal Executive Officer)
James E. Cashman III

/s/ Maria T. Shields             Chief Financial Officer, Vice                November 25, 2003
--------------------             President, Finance and Administration
Maria T. Shields                 (Principal Financial Officer and
                                 Accounting Officer)

/s/ Peter J. Smith               Chairman of the Board of Directors           November 25, 2003
------------------
Peter J. Smith

/s/ Jacqueline C. Morby          Director                                     November 25, 2003
-----------------------
Jacqueline C. Morby

/s/ Roger J. Heinen, Jr.         Director                                     November 25, 2003
------------------------
Roger J. Heinen, Jr.

/s/ John F. Smith                Director                                     November 25, 2003
-----------------
John F. Smith

/s/ Patrick J. Zilvitis          Director                                     November 25, 2003
-----------------------
Patrick J. Zilvitis
                                                                              November 25, 2003
/s/ Bradford C. Morley           Director
----------------------
Bradford C. Morley

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                                      II-2


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                                  EXHIBIT INDEX

 Exhibit No.                   Description                                      Sequential Page Number
 -----------                   -----------                                      ----------------------

    5.1 Opinion of David Secunda, Esq., regarding the legality of the securities registered hereunder.

    23.1      Consent of Deloitte & Touche LLP.

    23.2      Consent of PricewaterhouseCoopers LLP.

    23.3 Consent of David Secunda, Esq. (included in the Opinion filed as Exhibit 5.1).

    23.4      Deloitte & Touche LLP Awareness Letter

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